UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 5, 2011

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

    On December 6, 2010, Geron Corporation (“Geron”) announced that it had entered into an Exclusive License Agreement (the “License Agreement”) with Angiochem, Inc., a company incorporated in Canada (“Angiochem”), that provides Geron with a worldwide exclusive license, with the right to grant sublicenses, to Angiochem’s proprietary peptide technology that facilitates the transfer of anti-cancer compounds across the blood-brain barrier (BBB) to be used with tubulin disassembly inhibitors to enable the treatment of primary brain cancers and cancers that have metastasized to the brain. As consideration for the license rights, Geron paid Angiochem an upfront payment of $7.5 million in cash and agreed to issue $27.5 million of shares of Geron common stock, subject to a maximum of 9,000,000 shares.

    On January 5, 2011, Geron and Angiochem entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which Geron issued to Angiochem 5,261,144 shares (the “Angiochem Shares”) of its common stock, representing full payment of the $27.5 million of shares of common stock Geron agreed to issue in connection with the License Agreement. Under the terms of the Purchase Agreement, Geron is required to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “Angiochem S-3”) within five (5) business days of the issuance of the Angiochem Shares to register the Angiochem Shares for resale. The terms of the Purchase Agreement prohibit Angiochem from disposing of the Angiochem Shares or swapping, hedging or selling short shares of Geron common stock or securities convertible into or exercisable or exchangeable for Geron common stock until the later of (a) the effectiveness of the Angiochem S-3 or (b) the expiration of the Financing Lock-Up (the “Angiochem Lock-Up Period”). The Financing Lock-Up represents the sixty (60) day period beginning on December 7, 2010, the date of the final prospectus supplement filed with the Securities and Exchange Commission in connection with the sale of Geron’s Common Stock in its December 2010 underwritten public offering, and is subject to extension in certain circumstances. After expiration of the Angiochem Lock-Up Period, sales by Angiochem of the Angiochem Shares are subject to certain monthly volume restrictions.

    The Purchase Agreement includes customary representations, warranties and covenants of Geron and Angiochem. Subject to limits set forth in the Purchase Agreement, each of Geron and Angiochem is required to indemnify the other party against all losses and expenses relating to breaches of its representations, warranties and covenants.

    The foregoing description of the Purchase Agreement is a summary of the material terms of the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 3.02 Unregistered Sale of Equity Securities.

    The information disclosed in Item 1.01 of this Form 8-K relating to the Angiochem Shares is incorporated into this Item 3.02. The Angiochem Shares were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Act”), and Rule 506 promulgated thereunder, and Angiochem has represented to Geron that it is an “accredited investor” within the meaning of Rule 501 under the Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

    On January 7, 2011, the Compensation Committee of the Board of Directors of Geron Corporation (the “Company”) approved the (a) annual base salaries for 2011 and (b) cash bonuses for 2010 for the Company’s named executive officers:

	Salary		2010
	Increase	2011	Cash
Name and Position	from 2010	Base Salary	Bonus
Thomas B. Okarma, Ph.D., M.D.	$ —	$ 535,000	$ 283,800
President and Chief Executive Officer
David L. Greenwood	$ —	$ 415,000	$ 165,100
Executive Vice President, Chief Financial
Officer
Stephen M. Kelsey, M.D., F.R.C.P., F.R.C.Path.	$ —	$ 400,000	$ 159,100
Executive Vice President, Chief Medical
Officer, Oncology
David J. Earp, J.D., Ph.D.	$ —	$ 325,000	$ 114,900
Senior Vice President, Business Development
and Chief Patent Counsel
Jane S. Lebkowski, Ph.D.	$ —	$ 335,000	$ 118,500
Senior Vice President, Chief Scientific Officer,
Regenerative Medicine

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

	10.1	Common Stock Purchase Agreement dated as of January 5, 2011 by and between Geron Corporation and Angiochem, Inc.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: January 7, 2011	By:	/s/ David L. Greenwood
David L. Greenwood
Executive Vice President and
Chief Financial Officer